www.valaris.com	Press Release

Valaris Reports Fourth Quarter 2025 Results

Hamilton, Bermuda, February 19, 2026… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported fourth quarter 2025 results.

President and Chief Executive Officer Anton Dibowitz said, “Our fourth quarter results capped another year of strong execution by the Valaris team. We delivered revenue efficiency of 98% for the quarter and 96% for full year 2025, marking our fifth consecutive year of revenue efficiency at or above 96%. Our employees' unwavering focus on operational excellence continues to be acknowledged by customers and is a core driver of our overall results.”

Dibowitz added, “Our strong operating performance continues to translate into significant contracting success. Since our last quarterly report, we secured nearly $900 million of additional backlog, further strengthening our robust contract coverage across 2026 and 2027. After addressing the white space on our open drillship capacity earlier this year, we recently announced contract awards for VALARIS DS-7 and DS-9, and we expect all ten of our active drillships to be working as we enter 2027, which was a key objective for us.”

Dibowitz concluded, “Earlier this month, we were pleased to announce an all-stock transaction with Transocean that delivers meaningful value to Valaris shareholders, who will benefit from associated synergies and have the opportunity to participate in the future upside potential of the combined company. We believe the outlook for the offshore drilling industry remains positive, with customers continuing to emphasize the need for sustained upstream investment to help ensure secure, reliable and affordable energy supply.”

Financial and Operational Highlights

•Total operating revenues of $537 million, with revenue efficiency of 98%
•Net income of $717 million, which includes a tax benefit of $680 million
•Adjusted EBITDA of $97 million
•VALARIS 115 awarded Shell's 2025 Jackup Rig of the Year
•Secured nearly $900 million of new contract backlog since reporting third quarter 2025 results, including for drillships VALARIS DS-7, DS-8 and DS-9, increasing total backlog to approximately $4.7 billion
•Further high-graded fleet with sale of jackups VALARIS 102 and 145 for recycling and classified semisubmersible VALARIS DPS-1 as held for sale with the intent to recycle
•Repurchased $25 million of shares during the fourth quarter and $100 million during the year

Fourth Quarter Review

Net income of $717 million compared to $187 million in the third quarter 2025. Net income included a tax benefit of $680 million, which is further described below, compared to tax expense of $29 million in the third quarter. Net income also included a gain on sale of assets of $1 million compared to $90 million in the third quarter. Adjusted EBITDA of $97 million compared to $163 million in the third quarter.

Revenues exclusive of reimbursable items decreased to $502 million from $556 million in the third quarter 2025 primarily due to fewer operating days for the floater fleet, the sale of jackup VALARIS 247, which contributed one month of revenue in the third quarter, and lower bareboat charter revenues from rigs leased to ARO Drilling.

Exclusive of reimbursable items, contract drilling expenses increased to $380 million from $368 million in the third quarter 2025 primarily due to higher repair costs associated with planned maintenance projects, an increase in accruals related to certain claims and higher mobilization expenses. These items were partially offset by lower costs due to fewer operating days for the floater fleet and the sale of jackup VALARIS 247 during the third quarter.

Fourth quarter 2025 included a $20 million loss on impairment primarily related to the classification of semisubmersible VALARIS DPS-1 as held for sale. Depreciation expense increased to $41 million from $37 million in the third quarter 2025 primarily due to new assets placed in service following shipyard projects. General and administrative expenses of $27 million were in line with the third quarter.

Other expense of $3 million compared to other income of $85 million in the third quarter 2025 primarily due to a gain on the sale of jackup VALARIS 247 in the third quarter.

Tax benefit of $680 million compared to tax expense of $29 million in the third quarter 2025. The fourth quarter tax provision included $691 million of tax benefit related to changes in deferred tax asset valuation allowances in certain operating jurisdictions and a $7 million discrete tax benefit primarily attributable to rig impairments. Adjusted for these items, tax expense decreased to $18 million from $29 million in the third quarter.

Capital expenditures increased to $106 million from $70 million in the third quarter 2025 primarily due to shipyard projects for two rigs leased to ARO that commenced during the fourth quarter, as well as higher maintenance and upgrade spending across the fleet.

Cash and cash equivalents decreased to $599 million as of December 31, 2025, from $663 million as of September 30, 2025. The decrease was due to capital expenditures and share repurchases, partially offset by cash flow from operations.

Fourth Quarter Segment Review

Floaters

Revenues exclusive of reimbursable items decreased to $255 million from $293 million in the third quarter 2025 primarily due to drillships VALARIS DS-15 and DS-18 completing contracts mid-third quarter without immediate follow-on work and semisubmersibles VALARIS MS-1 and DPS-1 completing contracts mid-fourth quarter. Both drillships are scheduled to commence new contracts in the second half of 2026, while both semisubmersibles have been mobilized to Malaysia and are currently stacked.

Exclusive of reimbursable items, contract drilling expenses increased to $198 million from $188 million in the third quarter 2025. The increase was primarily due to higher repair costs associated with planned maintenance projects, an increase in accruals related to certain claims and higher mobilization expenses for VALARIS DPS-1 and MS-1 given their mobilization to Malaysia. These items were partially offset by cost reductions for VALARIS DS-15 and DS-18, which completed contracts mid-third quarter and were idle during the fourth quarter.

Jackups

Revenues exclusive of reimbursable items decreased to $209 million from $217 million in the third quarter 2025 primarily due to the sale of VALARIS 247, which contributed one month of revenue in the third quarter.

Exclusive of reimbursable items, contract drilling expenses decreased to $121 million from $125 million in the third quarter 2025 primarily due to the sale of VALARIS 247 during the third quarter.

ARO Drilling

Revenues decreased to $140 million from $157 million in the third quarter 2025 primarily due to more out of service time related to planned shipyard projects for VALARIS 116 and 250. Contract drilling expenses decreased to $87 million from $92 million in the third quarter 2025 primarily due to lower bareboat charter expenses.

Other

Revenues exclusive of reimbursable items decreased to $38 million from $46 million in the third quarter 2025 primarily due to lower bareboat charter revenues from rigs leased to ARO, resulting from the above-mentioned out of service time. Exclusive of reimbursable items, contract drilling expenses increased to $21 million from $16 million in the third quarter primarily due to higher costs related to the above-mentioned shipyard projects for leased rigs.

		Three Months Ended (Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1) (2)		Consolidated Total
(in millions, except %)	Q4 2025	Q3 2025	Chg	Q4 2025	Q3 2025	Chg	Q4 2025	Q3 2025	Chg	Q4 2025	Q3 2025	Chg	Q4 2025	Q3 2025	Q4 2025	Q3 2025	Chg
Operating revenues:
Revenues (exclusive of reimbursable revenues)	$255.4	$293.0	(13)%	$208.8	$216.7	(4)%	$139.6	$156.8	(11)%	$38.0	$45.9	(17)%	$(139.6)	$(156.8)	$502.2	$555.6	(10)%
Reimbursable revenues	10.5	9.9	6%	15.3	20.4	(25)%	—	—	—%	9.4	9.8	(4)%	—	—	35.2	40.1	(12)%
Total operating revenues	265.9	302.9	(12)%	224.1	237.1	(5)%	139.6	156.8	(11)%	47.4	55.7	(15)%	(139.6)	(156.8)	537.4	595.7	(10)%
Operating expenses:
Contract drilling (exclusive of depreciation and reimbursable expense)	197.6	187.7	(5)%	120.7	124.8	3%	87.1	91.6	5%	20.9	16.3	(28)%	(46.0)	(52.8)	380.3	367.6	(3)%
Reimbursable expenses	9.9	9.4	(5)%	13.9	18.9	26%	—	—	—%	9.3	9.7	4%	—	—	33.1	38.0	13%
Total contract drilling (exclusive of depreciation)	207.5	197.1	(5)%	134.6	143.7	6%	87.1	91.6	5%	30.2	26.0	(16)%	(46.0)	(52.8)	413.4	405.6	(2)%
Loss on impairment	15.8	—	nm	3.7	—	nm	—	—	—%	—	—	—%	—	—	19.5	—	nm
Depreciation	16.2	15.5	(5)%	16.0	15.3	(5)%	28.3	28.4	—%	4.6	3.0	(53)%	(24.5)	(25.1)	40.6	37.1	(9)%
General and admin.	—	—	—%	—	—	—%	10.4	5.5	(89)%	—	—	—%	16.6	21.4	27.0	26.9	—%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	2.5	4.4	2.5	4.4	(43)%
Operating income	$26.4	$90.3	(71)%	$69.8	$78.1	(11)%	$13.8	$31.3	(56)%	$12.6	$26.7	(53)%	$(83.2)	$(95.9)	$39.4	$130.5	(70)%

Net income (loss)	$26.4	$90.0	(71)%	$69.9	$166.9	(58)%	$(1.4)	$2.4	(158)%	$13.0	$26.8	(51)%	$608.9	$(98.8)	$716.8	$187.3	283%

Adjusted EBITDA	$58.4	$105.8	(45)%	$89.5	$93.4	(4)%	$42.1	$59.7	(29)%	$17.2	$29.7	(42)%	$(110.2)	$(125.4)	$97.0	$163.2	(41)%
nm - Not meaningful
(1) The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.
(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

FY 2026 Financial Guidance

•Total operating revenues of $2,125 - 2,205 million
•Adjusted EBITDA of $485 - 565 million, which excludes costs associated with the pending business combination with Transocean Ltd. announced on February 9, 2026
•Capital expenditures of $425 - 475 million
•Upfront payments from customers related to contract-specific upgrades of approximately $110 million

Senior Vice President and Chief Financial Officer Chris Weber said, “We expect that our financial results will improve meaningfully across the year as our currently idle drillships return to work. Two drillships are expected to return to work in the second quarter, one in the third quarter and one in the fourth quarter.”

Weber added, “Given our strong commercial execution, approximately 97% of full-year 2026 revenue at the midpoint of our revenue guidance range is secured by firm contracts.”

Weber continued, “Approximately $260 million of our 2026 capex guidance is for maintenance and upgrade work, including deferred maintenance projects for drillships returning to work after idle periods and special periodic surveys for several jackups. The remaining capex relates to contract-specific upgrades, including for jackups VALARIS 116 and 250 prior to continuing long-term bareboat charters with ARO and for three drillships being upgraded with Managed Pressure Drilling systems, two of which will be the advanced CML design. These contract-specific upgrades are expected to be partially offset by upfront payments from customers of approximately $110 million.”

Conference Call

In light of the pending business combination with Transocean Ltd., which was announced on February 9, 2026, Valaris has previously cancelled its fourth quarter 2025 conference call and does not intend to hold future earnings conference calls or provide updates to forward-looking guidance.

About Valaris Limited

Valaris Limited (NYSE: VAL) is an industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company limited by shares (Bermuda No. 56245). To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "outlook," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance and expected benefits of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; uncertainty around the use and impacts of artificial intelligence applications; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including risks associated with the pending proposed transaction with Transocean Ltd., including, among others, the completion of the proposed transaction on the anticipated terms and timing, or at all, the risk that disruptions from the transaction will harm our business, including current plans and operations, the diversion of management's time and attention from ordinary course operations to completion of the proposed transaction and certain restrictions during the pendency of the proposed transaction that may impact our business; cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, inflation, volatility affecting financial markets and the banking system, changing tariff policies, trade disputes, and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard upgrade, repair, maintenance, enhancement or rig reactivation; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; the use of artificial intelligence by us, third-party service providers or our competitors; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility, including in any return of capital plans; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Nick Georgas
Vice President - Treasurer and Investor Relations
+1-713-979-4632

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
OPERATING REVENUES
Revenues (exclusive of reimbursable revenues)	$502.2	$555.6	$572.3	$577.8	$548.0
Reimbursable revenues	35.2	40.1	42.9	42.9	36.4
Total operating revenues	537.4	595.7	615.2	620.7	584.4

OPERATING EXPENSES
Contract drilling expenses (exclusive of depreciation and reimbursable expenses)	380.3	367.6	355.2	374.0	380.5
Reimbursable expenses	33.1	38.0	40.5	41.0	34.8
Total contract drilling expenses (exclusive of depreciation)	413.4	405.6	395.7	415.0	415.3

Loss on impairment	19.5	—	—	7.8	—
Depreciation	40.6	37.1	35.5	33.1	33.9
General and administrative	27.0	26.9	18.8	24.4	26.7
Total operating expenses	500.5	469.6	450.0	480.3	475.9
EQUITY IN EARNINGS (LOSSES) OF ARO	2.5	4.4	(1.1)	2.6	10.7
OPERATING INCOME	39.4	130.5	164.1	143.0	119.2

OTHER INCOME (EXPENSE)
Interest income	18.7	22.6	15.1	14.4	16.6
Interest expense, net	(24.8)	(24.9)	(24.8)	(24.3)	(22.1)
Other, net	3.1	87.7	(8.7)	21.2	10.1
Total other income (expense)	(3.0)	85.4	(18.4)	11.3	4.6

INCOME BEFORE INCOME TAXES	36.4	215.9	145.7	154.3	123.8

PROVISION (BENEFIT) FOR INCOME TAXES	(680.4)	28.6	31.5	193.5	(6.8)

NET INCOME (LOSS)	716.8	187.3	114.2	(39.2)	130.6

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	0.7	0.8	0.9	1.3	3.1

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$717.5	$188.1	$115.1	$(37.9)	$133.7

EARNINGS (LOSS) PER SHARE
Basic	$10.32	$2.66	$1.62	$(0.53)	$1.88
Diluted	$10.26	$2.65	$1.61	$(0.53)	$1.88
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	69.5	70.7	71.1	71.0	71.1
Diluted	69.9	71.0	71.3	71.0	71.2

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	As of
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$599.4	$662.7	$503.4	$441.4	$368.2
Accounts receivable, net	474.8	513.7	554.2	557.7	571.2
Assets held-for-sale	6.4	—	—	7.0	—
Other current assets	144.7	167.2	169.8	151.7	139.3
Total current assets	1,225.3	1,343.6	1,227.4	1,157.8	1,078.7

PROPERTY AND EQUIPMENT, NET	2,088.8	2,034.4	2,021.6	1,977.1	1,932.9

LONG-TERM NOTES RECEIVABLE FROM ARO	345.0	314.7	308.5	302.3	296.2

INVESTMENT IN ARO	121.8	119.3	114.9	116.0	113.4

DEFERRED TAX ASSETS	1,364.2	673.9	675.5	679.0	849.5

OTHER ASSETS	159.7	152.1	155.4	154.6	149.1

Total assets	$5,304.8	$4,638.0	$4,503.3	$4,386.8	$4,419.8

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$348.2	$327.1	$332.3	$329.3	$328.5
Accrued liabilities and other	343.4	390.9	346.4	365.3	351.0
Total current liabilities	691.6	718.0	678.7	694.6	679.5

LONG-TERM DEBT	1,086.0	1,085.2	1,084.3	1,083.5	1,082.7

DEFERRED TAX LIABILITIES	29.7	27.0	29.4	29.4	30.1

OTHER LIABILITIES	325.8	357.2	377.6	367.8	383.2

TOTAL LIABILITIES	2,133.1	2,187.4	2,170.0	2,175.3	2,175.5

TOTAL EQUITY	3,171.7	2,450.6	2,333.3	2,211.5	2,244.3

Total liabilities and shareholders' equity	$5,304.8	$4,638.0	$4,503.3	$4,386.8	$4,419.8

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Years Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$979.1	$369.8
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	(515.1)	5.8
Depreciation expense	146.3	122.1
Net (gain) loss on sale of property	(118.6)	0.2
Loss on impairment	27.3	—
Share-based compensation expense	25.2	27.7
Accretion of discount on notes receivable from ARO	(24.7)	(40.0)
Equity in losses (earnings) of ARO	(8.4)	11.0
Changes in contract liabilities	(41.0)	(31.7)
Changes in deferred costs	16.1	39.3
Changes in contract assets	(10.3)	(1.0)
Other	8.0	6.9
Changes in operating assets and liabilities	78.9	(133.2)
Contributions to pension plans and other post-retirement benefits	(16.6)	(21.5)
Net cash provided by operating activities	546.2	355.4

INVESTING ACTIVITIES
Additions to property and equipment	(343.5)	(455.1)
Proceeds from disposition of assets	137.9	2.8
Net cash used in investing activities	(205.6)	(452.3)

FINANCING ACTIVITIES
Payments for share repurchases	(100.0)	(126.4)
Payments related to tax withholdings for share-based awards	(3.6)	(29.9)
Debt issuance costs	—	(0.8)
Other	—	(1.2)
Net cash used in financing activities	(103.6)	(158.3)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	237.0	(255.2)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD (1)	380.5	635.7
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (1)	$617.5	$380.5

(1)Restricted cash balances were $18.1 million, $12.3 million and $15.2 million as of December 31, 2025, 2024, and 2023, respectively.

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
OPERATING ACTIVITIES
Net income (loss)	$716.8	$187.3	$114.2	$(39.2)	$130.6
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense (benefit)	(687.6)	(0.8)	3.5	169.8	(13.5)
Depreciation expense	40.6	37.1	35.5	33.1	33.9
Loss on impairment	19.5	—	—	7.8	—
Share-based compensation expense	6.8	6.8	6.0	5.6	5.3
Accretion of discount on notes receivable from ARO	(6.2)	(6.2)	(6.2)	(6.1)	(6.2)
Equity in losses (earnings) of ARO	(2.5)	(4.4)	1.1	(2.6)	(10.7)
Net gain on sale of property	(1.2)	(89.5)	(0.8)	(27.1)	(0.1)
Changes in deferred costs	7.0	4.8	4.5	(0.2)	6.7
Changes in contract assets	(4.7)	(5.3)	0.1	(0.4)	7.2
Changes in contract liabilities	(1.7)	(5.9)	(15.6)	(17.8)	(18.2)
Other	1.9	1.7	2.1	2.3	1.9
Changes in operating assets and liabilities	(13.0)	77.3	(21.1)	35.7	(10.4)
Contributions to pension plans and other post-retirement benefits	(3.5)	(4.8)	(3.3)	(5.0)	(1.9)
Net cash provided by operating activities	72.2	198.1	120.0	155.9	124.6

INVESTING ACTIVITIES
Additions to property and equipment	(106.3)	(69.8)	(67.2)	(100.2)	(111.7)
Proceeds from disposition of assets	1.6	108.7	9.8	17.8	2.6
Net cash provided by (used in) investing activities	(104.7)	38.9	(57.4)	(82.4)	(109.1)

FINANCING ACTIVITIES
Payments for share repurchases	(25.0)	(75.0)	—	—	(25.0)
Payments related to tax withholdings for share-based awards	(0.5)	(2.7)	(0.1)	(0.3)	(0.2)
Other	—	—	—	—	(2.0)
Net cash used in financing activities	(25.5)	(77.7)	(0.1)	(0.3)	(27.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(58.0)	159.3	62.5	73.2	(11.7)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD (1)	675.5	516.2	453.7	380.5	392.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (1)	$617.5	$675.5	$516.2	$453.7	$380.5

(1)Restricted cash balances were $18.1 million, $12.8 million, $12.8 million, $12.3 million, $12.3 million, and $12.9 million as of December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
REVENUES
Floaters
Drillships	$231.1	$253.8	$282.7	$317.3	$285.5
Semisubmersibles	24.3	39.2	37.0	38.7	42.2
	255.4	293.0	319.7	356.0	327.7
Reimbursable Revenues (1)	10.5	9.9	7.2	8.9	15.7
Total Floaters	$265.9	$302.9	$326.9	$364.9	$343.4

Jackups
Harsh Environment	$98.2	$110.5	$115.0	$106.3	$113.5
Benign Environment	91.5	91.2	81.4	64.8	59.5
Legacy	19.1	15.0	15.6	14.8	14.8
	208.8	216.7	212.0	185.9	187.8
Reimbursable Revenues (1)	15.3	20.4	26.0	27.7	15.3
Total Jackups	$224.1	$237.1	$238.0	$213.6	$203.1

Other
Leased and Managed Rigs	$38.0	$45.9	$40.6	$35.9	$32.5
Reimbursable Revenues (1)	9.4	9.8	9.7	6.3	5.4
Total Other	$47.4	$55.7	$50.3	$42.2	$37.9

Total Operating Revenues	$537.4	$595.7	$615.2	$620.7	$584.4

Total Reimbursable Revenues (1)	$35.2	$40.1	$42.9	$42.9	$36.4

Revenues Exclusive of Reimbursable Revenues	$502.2	$555.6	$572.3	$577.8	$548.0

(1)Reimbursable revenues represent reimbursements from our customers for purchases of supplies, equipment and incremental services provided at their request.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
ADJUSTED EBITDA (1)
Floaters
Drillships	$60.4	$94.7	$137.3	$145.9	$108.4
Semisubmersibles	(2.0)	11.1	6.6	6.7	8.3
	$58.4	$105.8	$143.9	$152.6	$116.7

Jackups
Harsh Environment	$38.6	$48.8	$49.4	$38.6	$50.0
Benign Environment	43.2	43.0	36.3	26.6	19.5
Legacy	7.7	1.6	3.7	5.3	6.0
	$89.5	$93.4	$89.4	$70.5	$75.5

Total	$147.9	$199.2	$233.3	$223.1	$192.2

Other
Leased and Managed Rigs	$17.2	$29.7	$23.4	$19.9	$15.0

Total	$165.1	$228.9	$256.7	$243.0	$207.2

Support costs
General and administrative expense	$27.0	$26.9	$18.8	$24.4	$26.7
Onshore support costs	41.1	38.8	37.2	37.3	38.1
	$68.1	$65.7	$56.0	$61.7	$64.8

Valaris Total	$97.0	$163.2	$200.7	$181.3	$142.4

(1)Adjusted EBITDA is earnings before interest, tax, depreciation, loss on impairment, and gain on sale of assets. Adjusted EBITDA for asset categories also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	Feb 17, 2026	Oct 23, 2025	Jul 24, 2025	Apr 30, 2025	Feb 18, 2025
CONTRACT BACKLOG (1)
Floaters
Drillships	$3,030.8	$2,617.8	$2,708.8	$2,114.7	$1,944.6
Semisubmersibles	—	7.3	35.4	56.2	79.4
	$3,030.8	$2,625.1	$2,744.2	$2,170.9	$2,024.0
Jackups
Harsh Environment	$367.2	$525.3	$532.1	$640.5	$614.6
Benign Environment	645.2	601.0	673.2	609.0	527.4
Legacy	113.4	136.6	148.5	160.4	171.0
	$1,125.8	$1,262.9	$1,353.8	$1,409.9	$1,313.0

Total	$4,156.6	$3,888.0	$4,098.0	$3,580.8	$3,337.0

Other
Leased and Managed Rigs	$515.7	$562.3	$616.4	$656.8	$271.5

Valaris Total	$4,672.3	$4,450.3	$4,714.4	$4,237.6	$3,608.5

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog may include drilling contracts subject to final investment decision ("FID") and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$434,000	$425,000	$410,000	$418,000	$405,000
Semisubmersibles	267,000	229,000	231,000	232,000	231,000
	$409,000	$380,000	$377,000	$384,000	$369,000
Jackups
Harsh Environment	$146,000	$148,000	$153,000	$142,000	$139,000
Benign Environment	142,000	143,000	144,000	125,000	109,000
Legacy	104,000	100,000	88,000	82,000	81,000
	$139,000	$141,000	$142,000	$128,000	$121,000

Total	$218,000	$220,000	$227,000	$230,000	$212,000

Other
Leased and Managed Rigs	$53,000	$55,000	$50,000	$44,000	$39,000

Valaris Total	$177,000	$176,000	$181,000	$182,000	$167,000

(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	45%	48%	58%	65%	59%
Semisubmersibles	50%	93%	70%	37%	40%
	45%	54%	60%	57%	54%
Jackups
Harsh Environment	77%	77%	76%	71%	81%
Benign Environment	51%	50%	44%	40%	40%
Legacy	100%	82%	98%	100%	100%
	64%	63%	61%	57%	60%

Total	57%	60%	61%	57%	58%

Other
Leased and Managed Rigs	86%	100%	100%	100%	100%

Valaris Total	63%	67%	68%	64%	65%

Pro Forma Jackups (2)	68%	71%	69%	66%	68%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet. Available days is defined as the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	58%	63%	76%	84%	77%
Semisubmersibles	50%	93%	88%	70%	66%
	57%	68%	78%	81%	74%
Jackups
Harsh Environment	94%	96%	93%	87%	99%
Benign Environment	100%	99%	89%	83%	85%
Legacy	100%	82%	98%	100%	100%
	97%	96%	92%	87%	93%

Total	80%	84%	86%	85%	85%

Other
Leased and Managed Rigs	86%	100%	100%	100%	100%

Valaris Total	82%	88%	89%	88%	89%

Pro Forma Jackups (3)	92%	97%	94%	90%	95%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet. Available days is defined as the maximum number of days available in the period for the active fleet, calculated by multiplying the number of active rigs in each asset category by the number of days in the period.

(2)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
OPERATING DAYS (1)
Floaters
Drillships	533	579	689	759	704
Semisubmersibles	91	171	160	167	183
	624	750	849	926	887
Jackups
Harsh Environment	690	748	753	697	816
Benign Environment	643	638	566	519	548
Legacy	184	150	178	180	184
	1,517	1,536	1,497	1,396	1,548

Total	2,141	2,286	2,346	2,322	2,435

Other
Leased and Managed Rigs	714	828	819	810	840

Valaris Total	2,855	3,114	3,165	3,132	3,275

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
REVENUE EFFICIENCY (1)
Floaters
Drillships	96%	91%	95%	96%	94%
Semisubmersibles	100%	97%	89%	95%	100%
	97%	92%	95%	96%	95%
Jackups
Harsh Environment	98%	98%	97%	94%	99%
Benign Environment	100%	100%	99%	100%	99%
Legacy	100%	100%	98%	100%	100%
	99%	99%	98%	96%	99%

Valaris Total	98%	95%	96%	96%	96%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Active Fleet (1)
Floaters
Drillships	10	10	10	10	10
Semisubmersibles	1	2	2	2	3
	11	12	12	12	13
Jackups
Harsh Environment	8	8	9	9	9
Benign Environment	7	7	7	7	7
Legacy	2	2	2	2	2
	17	17	18	18	18

Total Active Fleet	28	29	30	30	31

Stacked Fleet
Floaters
Drillships	3	3	3	3	3
Semisubmersibles	—	—	—	—	2
	3	3	3	3	5
Jackups
Harsh Environment	1	2	2	2	2
Benign Environment	6	7	7	7	8
	7	9	9	9	10

Total Stacked Fleet	10	12	12	12	15

Held For Sale(2)
Semisubmersibles	1	—	—	3	—

Leased Rigs (3)
Jackups
Harsh Environment	1	1	1	1	1
Benign Environment	6	6	6	6	6
Total Leased Rigs	7	7	7	7	7

Valaris Total	46	48	49	52	53

Managed Rigs (3)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.
(2)Represents VALARIS DPS-1, which was classified as held for sale during the fourth quarter of 2025, as well as VALARIS DPS-3, VALARIS DPS-5 and VALARIS DPS-6, which were classified as held for sale during the first quarter of 2025 and were subsequently sold in April 2025.
(3)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Revenues	$139.6	$156.8	$139.9	$134.7	$136.3
Operating expenses
Contract drilling (exclusive of depreciation)	87.1	91.6	96.4	85.6	81.5
Depreciation	28.3	28.4	28.7	29.5	29.4
General and administrative	10.4	5.5	6.6	6.3	7.5
Operating income	13.8	31.3	8.2	13.3	17.9
Other expense, net	14.5	14.3	15.5	15.2	13.7
Provision (benefit) for income taxes	0.7	14.6	1.3	(0.9)	(10.9)
Net income (loss)	$(1.4)	$2.4	$(8.6)	$(1.0)	$15.1

Adjusted EBITDA	$42.1	$59.7	$36.9	$42.8	$47.3

ARO Drilling condensed income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	Feb 17, 2026	Oct 23, 2025	Jul 24, 2025	Apr 30, 2025	Feb 18, 2025
CONTRACT BACKLOG (1)
Owned Rigs	$778.0	$879.9	$970.1	$1,054.4	$1,124.9
Leased Rigs	1,233.3	1,284.7	1,379.2	1,440.9	298.0
Total	$2,011.3	$2,164.6	$2,349.3	$2,495.3	$1,422.9
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
AVERAGE DAILY REVENUE (1)
Owned Rigs	$112,000	$112,000	$107,000	$111,000	$112,000
Leased Rigs (2)	116,000	126,000	122,000	102,000	100,000
Total	$113,000	$118,000	$113,000	$108,000	$109,000

UTILIZATION (3)
Owned Rigs	94%	96%	93%	92%	89%
Leased Rigs (2)	71%	83%	76%	80%	77%
Total	84%	90%	85%	87%	84%

REVENUE EFFICIENCY (4)
Owned Rigs	97%	100%	95%	97%	94%
Leased Rigs (2)	89%	92%	83%	80%	77%
Total	94%	96%	90%	90%	87%

NUMBER OF RIGS (AT QUARTER END)
Owned Rigs	9	9	9	9	9
Leased Rigs (2)	7	7	7	7	7
Total	16	16	16	16	16

OPERATING DAYS (5)
Owned Rigs	778	792	761	748	739
Leased Rigs (2)	455	532	481	503	509
Total	1,233	1,324	1,242	1,251	1,248
(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA, which is a non-GAAP measure.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, loss on impairment, (gain) loss on sale of property, and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "ARO Adjusted EBITDA" as ARO's net income (loss) before income tax expense, other expense, net, and depreciation expense. ARO Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. ARO Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. ARO Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

A reconciliation of net income as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025

VALARIS
Net income	$716.8	$187.3
Add (subtract):
Income tax expense (benefit)	(680.4)	28.6
Interest expense, net	24.8	24.9
Gain on sale of property	(1.2)	(89.5)
Other income	(20.6)	(20.8)
Operating income	39.4	130.5
Add (subtract):
Depreciation	40.6	37.1
Loss on impairment	19.5	—
Equity in earnings of ARO	(2.5)	(4.4)
Adjusted EBITDA	$97.0	$163.2

A reconciliation of net income (loss) as reported to ARO Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025

ARO
Net income (loss)	$(1.4)	$2.4
Add:
Income tax expense	0.7	14.6
Other expense, net	14.5	14.3
Operating income	13.8	31.3

Add:
Depreciation	28.3	28.4
Adjusted EBITDA	$42.1	$59.7

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Dec 31, 2025	Sep 30, 2025
FLOATERS
Net income	$26.4	$90.0
Add:
Other expense	—	0.3
Operating income	$26.4	$90.3
Add:
Depreciation	16.2	15.5
Loss on impairment	15.8	—
Adjusted EBITDA	$58.4	$105.8

JACKUPS
Net income	$69.9	$166.9
Subtract:
Gain on sale of property	—	(88.4)
Other income	(0.1)	(0.4)
Operating income	$69.8	$78.1
Add:
Depreciation	16.0	15.3
Loss on impairment	3.7	—
Adjusted EBITDA	$89.5	$93.4

OTHER
Net income	$13.0	$26.8
Subtract:
Other income	(0.4)	(0.1)
Operating income	$12.6	$26.7
Add:
Depreciation	4.6	3.0
Adjusted EBITDA	$17.2	$29.7

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
DRILLSHIPS
Net income	$45.5	$80.3	$123.4	$132.2	$95.4
Add (subtract):
Other (income) expense	—	0.3	0.5	0.7	(1.7)
Operating income	45.5	80.6	123.9	132.9	93.7
Add:
Depreciation	14.9	14.1	13.4	13.0	14.7
Adjusted EBITDA (1)	$60.4	$94.7	$137.3	$145.9	$108.4

SEMISUBMERSIBLES
Net income (loss)	$(19.1)	$9.7	$5.4	$(2.3)	$7.0
Operating income (loss)	(19.1)	9.7	5.4	(2.3)	7.0
Add:
Depreciation	1.3	1.4	1.2	1.2	1.3
Loss on impairment	15.8	—	—	7.8	—
Adjusted EBITDA (1)	$(2.0)	$11.1	$6.6	$6.7	$8.3

(1)Adjusted EBITDA for asset categories excludes onshore support costs and general and administrative expenses.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
HARSH ENVIRONMENT JACKUPS
Net income	$29.3	$130.5	$42.2	$31.6	$43.5
Subtract:
Gain on sale of property	—	(88.4)	—	—	—
Other income	(0.1)	(0.4)	(0.1)	(0.1)	(0.3)
Operating income	29.2	41.7	42.1	31.5	43.2
Add:
Depreciation	7.7	7.1	7.3	7.1	6.8
Loss on impairment	1.7	—	—	—	—
Adjusted EBITDA (1)	$38.6	$48.8	$49.4	$38.6	$50.0

BENIGN ENVIRONMENT JACKUPS
Net income	$35.5	$37.4	$31.7	$47.3	$16.9
Subtract:
Gain on sale of property	—	—	—	(23.0)	—
Other income	—	—	(0.2)	(0.8)	(0.5)
Operating income	35.5	37.4	31.5	23.5	16.4
Add:
Depreciation	5.7	5.6	4.8	3.1	3.1
Loss on impairment	2.0	—	—	—	—
Adjusted EBITDA (1)	$43.2	$43.0	$36.3	$26.6	$19.5

LEGACY JACKUPS
Net income (loss)	$5.1	$(1.0)	$1.2	$2.8	$3.6
Operating income (loss)	5.1	(1.0)	1.2	2.8	3.6
Add:
Depreciation	2.6	2.6	2.5	2.5	2.4
Adjusted EBITDA (1)	$7.7	$1.6	$3.7	$5.3	$6.0

(1)Adjusted EBITDA for asset categories excludes onshore support costs and general and administrative expenses.